UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2004

OLD POINT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	0-12896	54-1265373
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation)	File Number)

1 West Mellen Street, Hampton, Virginia	23663
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (757) 728-1200

Item 4.   Changes in Registrant’s Certifying Accountant.

On June 22, 2004, based upon the determination of its Audit Committee, Old Point Financial Corporation (“Old Point” or the “Registrant”) terminated the engagement of Witt Mares Eggleston Smith, PLC (“Witt Mares”) as its independent auditors and engaged Yount, Hyde & Barbour, PC (“YHB”) as its principal accountants for the fiscal year ending December 31, 2004.

During Old Point’s two fiscal years ended December 31, 2003, and during the subsequent interim period through June 30, 2004, there was no disagreement between Old Point and Witt Mares (or is predecessor, Eggleston Smith, P.C.) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Witt Mares’ satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on Old Point’s consolidated financial statements. The audit reports of Witt Mares on the consolidated financial statements of Old Point as of and for the two fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

Old Point provided Witt Mares with a copy of the foregoing disclosures. Attached, as Exhibit 16, is a copy of Witt Mares’ letter, dated June 25, 2004, stating its agreement with such statements.

During Old Point’s two fiscal years ended December 31, 2003, and during the subsequent interim period through June 30, 2004, Old Point did not consult with YHB regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Old Point’s consolidated financial statements.

Item 7.   Financial Statements and Exhibits.

(a)     —     Not applicable.

(b)     —     Not applicable.

(c)     —     Exhibits.

Exhibit 16  Letter from Witt Mares Eggleston Smith, PLC to the Securities and Exchange Commission dated June 25, 2004.
                    Filed with this document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD POINT FINANCIAL CORPORATION
(Registrant)

Date: June 29, 2004	By: /s/Robert F. Shuford
Robert F. Shuford
President and Chief Executive Officer